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                                                                    EXHIBIT 21.1

                            MATTSON TECHNOLOGY, INC.

                         SUBSIDIARIES OF THE REGISTRANT



                           MATTSON INTERNATIONAL, INC.
                         MATTSON TECHNOLOGY CENTER K.K.
                           MATTSON INTERNATIONAL GmbH
                         MATTSON INTERNATIONAL KOREA CO.
                    MATTSON TECHNOLOGY OF SINGAPORE PTE. LTD.
                          CONCEPT SYSTEMS DESIGN, INC.